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                                  EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

                  Larscom Elects Desmond P. Wilson III to Board

MILPITAS, CA (September 17, 2001) - Larscom Incorporated (Nasdaq: LARS) today announced the election of Desmond P. Wilson III to its board of directors effective September 10, 2001.

"I am pleased to welcome Desmond Wilson to the board," said Richard E. Pospisil, Larscom's president and CEO. "He brings an impressive understanding of the telecommunications market and experience successfully guiding companies like ours to significant growth in both sales and profitability. Des Wilson's background is a valuable addition to our board as Larscom continues to focus on expanding our customer base and enhancing our product strategies."

Mr. Wilson, 37, is currently the executive vice president for new business development at Axel Johnson Inc., a privately-owned diversified company with global business interests in communications technology, energy and environmental products and services. Before joining Axel Johnson Inc., Wilson served as the president of the services assurance and solutions division of Spirent Communications, an operating group of Spirent plc. He has 15 years of general management and sales experience in communications technology and associated businesses.

About Larscom

Larscom Incorporated, headquartered in Milpitas, California, is a leading provider of high-speed wide area network (WAN) access equipment. Its customers include carriers, Internet service providers, Fortune 500 companies, and government agencies worldwide. For additional information please visit the Company's web site at www.larscom.com.
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                              Safe Harbor Statement

Any forward-looking statements in this news release are based on current expectations and beliefs and are subject to known and unknown risks and uncertainties that could cause the actual results to differ materially from those suggested. Factors that could cause actual results to differ materially include (but are not limited to), risks associated with customer concentration, the ability to hire and retain technical talent, the ability to develop successful new products, dependence on recently introduced new products and products under development, dependence on component availability from key suppliers, rapid technological change, fluctuations in quarterly operating results, a significant write down of deferred tax assets that could be required in the event of continuing lack of future profits, absence of significant backlog, risks associated with potential acquisitions, as well as additional risk factors as discussed in the "Risk Factors" section of Larscom's annual report on Form

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10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and
Exchange Commission. These forward-looking statements represent Larscom's judgment as of the date of this news release. Larscom disclaims, however, any intent or obligation to update these forward-looking statements.


For additional information contact:
Corinna Corejo
Larscom Incorporated
(408) 941-4136
corejo@larscom.com
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